UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2020 (February 14, 2020)

Terra Tech Corp.
(Exact name of registrant as specified in its charter)

Nevada	000- 54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(855) 447-6967

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2020, Terra Tech Corp (“Terra Tech” or the “Company”), TT Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Terra Tech (“Merger Sub”), OneQor Technologies, Inc., a Delaware corporation (“OneQor”), Matthew Morgan, an individual, Larry Martin, an individual, and Larry Martin, solely in his capacity as the Shareholder Representative, entered into Amendment No. 2 (“Amendment No. 2”) to the Agreement and Plan of Merger, dated as of October 30, 2019, and previously amended on December 2, 2019 (as amended, the “Merger Agreement”) relating to the proposed merger of OneQor with and into Merger Sub, with OneQor as the surviving company in the proposed merger (the “Merger”). Amendment No. 2, among other things, provides that under the exchange ratio formula in the Merger Agreement , upon the closing of the Merger (the “Closing”), on a pro forma basis and based upon the number of shares of Terra Tech common stock to be issued in the Merger, Terra Tech shareholders prior to the Merger will own in the aggregate approximately 79% of the combined company and OneQor shareholders prior to the Merger and holders of certain OneQor Simple Agreements for Future Equity (“SAFEs”) will own in the aggregate approximately 21% of the combined company. Amendment No. 2 also provides that (i) in connection with the terms of certain other OneQor SAFEs (the “SAFE 2s”), such SAFE 2s will convert into shares of Terra Tech common stock on the first trading day after the Merger at the dollar volume-weighted average price per share of Terra Tech common stock on the day prior to the Merger and the issuance of such shares of Terra Tech common stock will dilute both Terra Tech shareholders and OneQor shareholders prior to the Merger, (ii) Terra Tech will cause the appointment of Matthew Morgan to the Terra Tech board of directors (the “Board”) and as chief executive officer of Terra Tech effective as of the Closing and Terra Tech will assume Mr. Morgan’s prior employment agreement with OneQor, as amended, (iii) Derek Peterson will resign as chief executive officer of Terra Tech effective as of the Closing, and (iv) on or before the second business day after the Closing, Terra Tech shall have amended its existing stock option plan to increase the shares eligible for issuance under the plan to 20% of the total outstanding shares of Terra Tech common stock. Amendment No. 2 also revises certain definitions and representations and warranties made by OneQor in the Merger Agreement. Upon conversion of the SAFE 2s, Terra Tech shareholders prior to the Merger will own in the aggregate approximately 73.9% of the combined company, OneQor shareholders and certain SAFE holders prior to the Merger will own in the aggregate approximately 19.7% of the combined company, and the SAFE 2 holders will own in the aggregate approximately 6.2% of the combined company.

Except as modified by Amendment No. 1 and Amendment No. 2, the terms of the Merger Agreement in the form attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2019 are unchanged. The foregoing description of Amendment No. 2 is not complete and is subject to and qualified in its entirety by reference to Amendment No. 2, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 18, 2020, Terra Tech announced the Closing of the Merger between the parties on February 14, 2020. Following the completion of the Merger, the business conducted by the combined company is expected to focus principally on emerging cannabinoid pharmaceutical development opportunities for OneQor, while the operation of Terra Tech’s portfolio of THC assets is expected to continue.

Subject to the terms and conditions of the Merger Agreement, at the Closing, each outstanding share of OneQor capital stock was converted into the right to receive shares of Terra Tech common stock equal to the exchange ratio described below. As previously disclosed, an entity controlled by Mr. Peterson, the chief executive officer of Terra Tech immediately prior to the Merger, and Mike Nahass, the president and chief operating officer of Terra Tech, was a minority shareholder of OneQor.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to OneQor’s stockholders, at an exchange ratio of 44.9727 shares of Terra Tech common stock for each share of OneQor common stock outstanding immediately prior to the Merger. The exchange ratio was determined through arm’s-length negotiations between Terra Tech and OneQor.

In connection with the Merger, the combined company announced plans to change its name to “Onyx Group Holdings.” Terra Tech expects to continue trading on the OTC Markets Group, Inc.’s OTCQX tier under a new ticker symbol which will be announced in the future.

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Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger, Terra Tech issued shares of its common stock. The number of shares issued, the nature of the transaction, the nature and amount of consideration received by the Company are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such sales were exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 14, 2020, immediately prior to the effective time of the Merger, Mr. Peterson resigned as the chief executive officer of Terra Tech.

(c) and (d)

On February 14, 2020, effective as of the Closing, the Board appointed Mr. Morgan as chief executive officer and as a director of Terra Tech, to serve at the discretion of the Board. There are no family relationships among any of Terra Tech’s directors and executive officers. In connection with Mr. Morgan’s appointment as the chief executive officer of Terra Tech, Terra Tech assumed the employment agreement by and between Mr. Morgan and OneQor, as amended prior to the Merger (the “Morgan Employment Agreement”).

The Morgan Employment Agreement provides for a term of one year with a base salary of $300,000 per year. The Morgan Employment Agreement further provides that Mr. Morgan is eligible for an annual performance bonus with the target amount of such annual performance bonus equal to 100% of his base salary. The annual performance bonus is based on performance and achievement of Terra Tech corporate goals and objectives as defined by Terra Tech’s board of directors or compensation committee and could be greater or less than the target performance bonus. Upon a qualified termination, Mr. Morgan will be entitled to a payment equal to the greater of (i) the remaining base salary compensation during the initial term of the Morgan Employment Agreement, or (ii) one (1) times the then current annual base salary, less any taxes and withholding as may be necessary pursuant to law.

The foregoing description of the material terms of the Morgan Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Morgan Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

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Matthew Morgan, 34, served as the Chief Executive Officer of OneQor Technologies, Inc. from December 2018 through the Closing. From March 2014 through November 2017, Mr. Morgan served as co-Founder and Chief Executive Officer of Tryke Companies, LLC, a vertically integrated seed-to-sale cannabis company that includes the Reef Dispensary. In 2018, Mr. Morgan was named one of the most influential people in cannabis by High Times magazine. Mr. Morgan has founded or co-founded several businesses including Bloom Dispensaries, Reef Dispensaries, and Ignite Cannabis Co.

In addition, on February 14, 2020, immediately following the Closing, Terra Tech entered into an indemnification agreement with Mr. Morgan. The indemnification agreement requires that Terra Tech, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses, judgments, fines, penalties, settlements and other amounts incurred by any such person as a result of such person being made a party to or participant in certain actions, suits and proceedings by reason of the fact that such person is or was a director or officer of Terra Tech. The indemnification agreement also requires that Terra Tech, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses if such person is a party to or participant in a proceeding by or in the right of Terra Tech to procure a judgment in its favor. The rights of each person who is a party to an indemnification agreement are not exclusive of any other rights to which such person may be entitled.

The foregoing description of the indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the indemnification agreement, a copy of which is attached as Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015 and is incorporated herein by reference.

(e)

Peterson Amendment and Waiver and Forfeiture Agreements

In connection with his resignation, Mr. Peterson entered into an Amendment and Waiver Agreement (the “Peterson Amendment and Waiver”), effective as of February 14, 2020, with Terra Tech. Pursuant to the Peterson Amendment and Waiver, Mr. Peterson was appointed as the chief strategy officer and Mr. Peterson waived any right to severance payments in connection with the change in his title and the transactions contemplated by the Merger Agreement. In addition, on February 14, 2020, pursuant to the Merger, Terra Tech and each of Mr. Peterson and Mr. Nahass entered into stock option forfeiture agreements, dated as of February 14, 2020 (“Forfeiture Agreements”), pursuant to which each of Mr. Peterson and Mr. Nahass agreed to forfeit and cancel, for no consideration, an aggregate of 550,000 vested and unvested non-qualified stock options of Terra Tech.

The foregoing description of the material terms of the Peterson Amendment and Waiver and the Forfeiture Agreements are not complete and are subject to and qualified in their entirety by reference to the full text of the Peterson Amendment and Waiver and the Forfeiture Agreements, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Equity Incentive Plan Amendment

On February 14, 2020, the Board approved an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 28,976,425 shares of Terra Tech common stock for a total of 43,976,425 shares of Terra Tech common stock, plus the number of shares, not to exceed 2,000,000 shares, that may become available under the Company’s 2016 Equity Incentive Plan after termination of awards thereunder, subject to adjustment in accordance with the terms of the Plan.

The foregoing description of the Plan Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached hereto as Exhibit 10.5.

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Item 8.01. Other Events.

On February 18, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of OneQor required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

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(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of February 14, 2020 by and among Terra Tech, OneQor, Merger Sub, Matthew Morgan, Larry Martin and the Shareholder Representative.

10.1
Amended and Restated Executive Employment Agreement, dated as of October 29, 2019, by and between OneQor and Matthew Morgan, as amended by Amendment to Amended and Restated Executive Employment Agreement, dated as of February 13, 2020, by and between Matthew Morgan and OneQor.

10.2	Amendment and Waiver Agreement, dated as of February 14, 2020, by and between Terra Tech and Derek Peterson.

10.3	Forfeiture Agreement, dated as of February 14, 2020, by and between Terra Tech and Derek Peterson.

10.4	Forfeiture Agreement, dated as of February 14, 2020, by and between Terra Tech and Michael Nahass.

10.5	Amendment to Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan dated as of February 14, 2020.

99.1	Press release issued on February 18, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: February 18, 2020	By:	/s/ Michael Nahass
Michael Nahass
President and Chief Operating Officer

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